Exhibit 99.1

Ziopharm Oncology Addresses Rumors and Stock Volatility, Affirms 2018 Guidance

BOSTON, MA – February 6, 2018 – Ziopharm Oncology, Inc. (Nasdaq: ZIOP) today responded to unfounded rumors regarding possible financing plans of the Company. Management states that it knows of no developments at the Company that would be the cause of the recent volatility and decline in the stock price.

David M. Mauney, M.D., interim Chief Operating Officer, stated, “While we always opportunistically assess market dynamics to create meaningful value for our shareholders, we want to address these negative rumors head on. Ziopharm has had no discussions and has no plans to undertake an underwritten stock offering at this time.”

He added, “Ziopharm’s Board and management continue to enthusiastically engage several potential corporate and financial partners to advance the Company’s business and clinical programs.”

In an effort to protect the company and its shareholders, management is actively monitoring circulating rumors and will take all necessary and appropriate action available to the company including working closely with regulators as appropriate.

As of Dec. 31, 2017, Ziopharm had $70.9 million of unrestricted cash resources and $34.6 million from pre-payment for programs to be conducted by the Company at MD Anderson Cancer Center. The company reaffirms its guidance for all activities in 2018, and states that its current resources will be sufficient to fund its currently planned operations into the fourth quarter of 2018.

About Ziopharm Oncology, Inc.

Ziopharm Oncology is a Boston-based biotechnology company focused on development of next generation immunotherapies utilizing gene- and cell-based therapies to treat patients with cancer. In partnership with Precigen Inc., a wholly-owned subsidiary of Intrexon Corporation (NYSE:XON), Ziopharm is leveraging two platform technologies to deliver safe, effective and scalable cell- and viral-based therapies for the treatment of multiple cancer types: Controlled IL-12 and Sleeping Beauty for genetically modifying T cells. The Company’s lead asset, Ad-RTS-hIL-12 plus veledimex, has demonstrated in clinical trials the potential to control interleukin-12 leading to an infiltration of T cells that fight brain cancer. The Company also is advancing therapies using Sleeping Beauty, a non-viral approach to genetically modify chimeric antigen receptor (CAR+) and T-cell receptor (TCR+) T cells, to target specific antigens in blood cancers and neoantigens solid tumors. This non-viral gene transfer platform enables the company’s point-of-care technology, a shortened manufacturing process which can potentially be developed as a decentralized manufacturing process implemented at hospital treatment centers. These programs are being advanced in collaboration with Precigen and selectively with MD Anderson Cancer Center, the National Cancer Institute and Merck KGaA, Darmstadt, Germany.

Forward-Looking Safe-Harbor Statement

This press release contains certain forward-looking information about ZIOPHARM Oncology, Inc. that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” and “believes.” These statements include, but are not limited to, statements regarding the Company’s financing and other strategic plans, as well as the progress and timing of the development of the Company’s research and development programs. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These risks and uncertainties include, but are not limited to: changes in the Company’s financial condition and cash needs, funding or other strategic opportunities that become available to the Company, the Company’s ability to finance its operations and business initiatives and obtain funding for such activities; whether chimeric antigen receptor T cell (CAR-T) approaches, Ad-RTS-hIL-12, TCR and NK cell-based therapies, or any of other product candidates will advance further in the preclinical research or clinical trial process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether chimeric antigen receptor T cell (CAR-T) approaches, Ad-RTS-hIL-12, TCR and NK cell-based therapies, and the Company’s other therapeutic products it develops will be successfully marketed if approved; the strength and enforceability of the Company’s intellectual property rights; competition from other pharmaceutical and biotechnology companies; as well as other risk factors contained in the Company’s periodic and interim reports filed from time to time with the Securities and Exchange Commission, including but not limited to, the risks and uncertainties set forth in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and subsequent reports that the Company may file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Contact:

David Connolly

ZIOPHARM Oncology

617-502-1881

dconnolly@ziopharm.com